Exhibit 10.8

EXECUTION COPY

Exhibit G

Indemnification AGREEMENT

THIS Indemnification AGREEMENT (as amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and among InvaGen Pharmaceuticals Inc., a New York Corporation (“Buyer”), and Fortress Biotech, Inc., a Delaware corporation (“Fortress”).

RECITALS

WHEREAS, Buyer, Madison Pharmaceuticals Inc., a Delaware corporation and wholly-owned Subsidiary of Buyer, and Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), have entered into that certain Stock Purchase and Merger Agreement, dated as of the date of this Agreement (the “SPMA”); and

WHEREAS, Fortress is receiving a substantial economic benefit from the transactions contemplated by the SPMA, and Buyer would not have entered into the SPMA without the execution and delivery by Fortress of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the First Stage Closing (as defined in the SPMA) (the “Effective Date”), the parties hereto agree as follows:

1.	Definitions.

Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.

2.	Indemnification.

(a)          Subject to the other provisions of this Section 2, from the First Stage Closing until the Second Stage Closing (it being agreed that any claim with respect to which Fortress has been given an Indemnification Notice at or prior to the Second Stage Closing shall survive the Second Stage Closing or the termination of the SPMA pursuant to Section 10.5 thereof), Fortress agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against all Losses asserted (or to be asserted as of the Second Stage Closing giving effect to the Second Stage Closing) against, imposed (or to be imposed as of the Second Stage Closing giving effect to the Second Stage Closing) upon or sustained (to be sustained as of the Second Stage Closing giving effect to the Second Stage Closing) or incurred (to be incurred as of the Second Stage Closing giving effect to the Second Stage Closing) as a result of, arising out of or in connection with any breach or inaccuracy as of (i) the Signing Date, (ii) the First Stage Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) the Second Stage Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, of any representation or warranty of the Company contained in the SPMA or any Ancillary Agreement, provided, that, in each case, for purposes of determining if there is any such breach or inaccuracy and for purposes of calculating any Losses arising from such breach or inaccuracy, such representations and warranties shall be read as if they were not qualified by any concept of “material,” “materiality” or “Material Adverse Effect” or a similar qualification; provided that, such materiality read out shall not apply to the representations contained in Section 5.4 and Section 5.10 of the SPMA and the defined term “Material Contract”, and provided further that changes in the share price of the Common Shares shall not alone constitute a “Loss” for purposes of this Section 2).

(b)          Notwithstanding anything in this Agreement to the contrary:

(i)           except in the case of fraud or intentional misrepresentation, Fortress shall not be liable for any claim for indemnification pursuant to Section 2(a) (other than with respect to any breach or inaccuracy of any Fundamental Representation) unless and until the aggregate amount of indemnifiable Losses which may be recovered from Fortress equals or exceeds $150,000, in which case Fortress shall be liable for the full amount of such Losses from the first dollar thereof;

(ii)          except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress pursuant to Section 2(a) (other than with respect to any breach or inaccuracy of any Fundamental Representation) shall in no event exceed $7,000,000;

(iii)         except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress pursuant to Section 2(a) solely with respect to any breach or inaccuracy of any Fundamental Representation shall in no event exceed $35,000,000; and

(iv)         except in the case of fraud or intentional misrepresentation, in no event shall the maximum liability of Fortress pursuant to Section 2(a) exceed $35,000,000 in the aggregate.

(c)          Notwithstanding anything in this Agreement to the contrary, in no event shall Losses of any Person include any punitive damages, except to the extent payable to a third party. No investigation by any Person, or information provided, made available or delivered to any Person, or any knowledge that any Person may have shall affect any representations or warranties or rights contained in this Agreement or any Ancillary Agreement. Notwithstanding anything to the contrary, no Buyer Indemnified Party shall have any obligation to pursue the Company for any Losses relating to any breach or inaccuracy of any representation or warranty of the Company contained in the SPMA or in any Ancillary Agreement, and in no event shall Fortress or any of its Affiliates make any claim, including any claims for contribution, against the Company, Buyer or their respective Affiliates with respect to any such breaches or inaccuracies or with respect to any indemnification amounts paid or payable hereunder, the SPMA or any other Ancillary Agreement.

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(d)          Fortress and Buyer agree to treat all indemnification payments made under this Agreement as an adjustment to the Stock Purchase Price for Tax purposes and shall be treated as such by Fortress and Buyer on their Tax Returns to the greatest extent permitted by Legal Requirement.

(e)          From the First Stage Closing until the Second Stage Closing, the indemnities provided for in this Section 2 are the sole and exclusive monetary remedies of the Buyer Indemnified Parties against Fortress for any breach of or inaccuracy in any representations or warranty of the Company set forth in the SPMA; it being understood that the foregoing limitations shall not apply in respect of a claim of fraud or intentional misrepresentation. To the extent that Buyer has obtained the insurance coverage referred to in Section 11 of the SPMA (the “R&WI”), Buyer shall first use reasonable best efforts to pursue any claims that it could otherwise have brought against Fortress under this Section 2 against the insurer providing the R&WI to the extent such claims are covered by the R&WI, it being agreed that Buyer shall not be limited to exercise its rights under this Section 2 to the extent that (i) there is no R&WI or (ii) the R&WI does not cover Losses indemnifiable under this Section 2 (including due to fraud or intentional misrepresentation), it being further agreed that nothing herein shall preclude any Buyer Indemnified Party from (A) delivering an Indemnification Notice to Fortress (even though Buyer is pursuing the insurer providing the R&WI), (B) pursuing Fortress hereunder if Buyer does not reach an agreement with the insurer providing the R&WI within 30 days of making the claim to such insurer or (C) pursuing Fortress hereunder (without first pursuing the insurer providing the R&WI) within 90 days prior to the Second Stage Closing.

(f)           Subject to the other provisions of this Section 2, whenever any claim shall arise for indemnification under this Section 2, the Buyer Indemnified Parties, shall notify Fortress in writing (the “Indemnification Notice”) within 30 days of becoming aware of the claim, which writing shall include the facts reasonably available to the Buyer Indemnified Parties constituting the basis for such claim, the specific section of the SPMA or Ancillary Agreement upon which the claim is based and an estimate, if reasonable practicable, of the amount of Losses asserted (or to be asserted as of the Second Stage Closing giving effect to the Second Stage Closing) against, imposed (or to be imposed as of the Second Stage Closing giving effect to the Second Stage Closing) upon or sustained (to be sustained as of the Second Stage Closing giving effect to the Second Stage Closing) or incurred (to be incurred as of the Second Stage Closing giving effect to the Second Stage Closing) by the Buyer Indemnified Party; provided, however, that the failure of the Buyer Indemnified Party to provide such notice shall not affect the indemnification obligations of Fortress except to the extent that Fortress is actually materially prejudiced as a result of such failure; provided, further, that, without limiting the provisions of this Agreement, the Buyer Indemnified Parties shall have the right to deliver such Indemnification Notice after the consummation of the First Stage Closing and prior to, or concurrently with, the consummation of the Second Stage Closing with respect to any representation or warranty of the Company contained in the SPMA or any Ancillary Agreement that Buyer in good faith expects will be breached or inaccurate as of the Second Stage Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). If Fortress does not notify the Buyer Indemnified Party within thirty (30) days following its receipt of an Indemnification Notice that Fortress disputes its liability to the Buyer Indemnified Party hereunder, such claim specified by the Buyer Indemnified Party in such Indemnification Notice shall be conclusively deemed a liability of Fortress hereunder and Fortress shall pay the amount of such liability to the Buyer Indemnified Party on demand. If Fortress agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Buyer Indemnified Party, Fortress shall pay such lesser amount promptly to the Buyer Indemnified Party, without prejudice to or waiver of the Buyer Indemnified Party’s claim for the difference. Buyer and Fortress hereby covenant and agree that, to the extent there is a disagreement with respect to a claim for indemnification under this Section 2, they shall negotiate in good faith to arrive at a resolution of such disagreement. Fortress shall pay to the Buyer Indemnified Parties any amount of Losses stated in an Indemnity Determination (as defined below) on demand. “Outstanding Indemnification Amount” means the sum of the amount of Losses stated in all Indemnity Determinations with respect to all indemnification claims by all Buyer Indemnified Parties pursuant to this Agreement to the extent not actually paid by Fortress to the applicable Buyer Indemnified Parties as of the Second Stage Closing.

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(g)          Subject to the other provisions of this Section 2, upon a determination of an indemnification claim made by the Buyer Indemnified Party, whether such determination is by reason of (a) the mutual agreement of Fortress and the Buyer Indemnified Party (or deemed to be a liability of Fortress pursuant to Section 2(f)), or (b) a judgment or award of a court of competent jurisdiction (each an “Indemnity Determination”), then the amount of the Losses stated in such Indemnity Determination shall be paid by Fortress in accordance with the terms of this Section 2 (without prejudice to the Buyer Indemnified Parties’ or Fortress’s right to appeal any such decision, provided that such payment obligation shall not be affected by, delayed or stayed by any such pending appeal), it being agreed that Fortress’ obligation to pay any Post-Closing Indemnification Amount or Adjusted Pre-Closing Indemnification Amount shall be limited to the Fortress Portion multiplied by such Post-Closing Indemnification Amount or Adjusted Pre-Closing Indemnification Amount, as applicable.

(h)          For purposes of this Agreement, “Fundamental Representations” means (x) the representations and warranties of the Company contained in Section 5.1, Section 5.3, Section 5.4(c), Section 5.5(a), Section 5.5(b), Section 5.5(c), Section 5.8, Section 5.9, Section 5.11, Section 5.14, Section 5.16, Section 5.17 and Section 5.20 of the SPMA and (y) the representations and warranties of the Company contained in any Ancillary Agreement that are substantially similar to the representations and warranties referred to in the foregoing clause (x) of this Section 2(h).

(i)           In case of any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, Fortress shall use its reasonable best efforts to expedite the resolution of such Proceeding, and acknowledges and agrees that time is of the essence to the Buyer Indemnified Parties in terms of such resolution.

(j)           With respect to any indemnification claim by a Buyer Indemnified Party hereunder that is not subject to an Indemnity Determination prior to the Second Stage Closing, if, after the Second Stage Closing, a court of competent jurisdiction dismisses such indemnification claim on the grounds that it was a frivolous claim, and such dismissal becomes final and not subject to any further appeals or the time for giving notice to take such appeals has lapsed and no such notice was filed, then Buyer shall reimburse Fortress for its reasonable and documented legal fees and expenses incurred in connection with the defense of such indemnification claim.

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3.	Representations and Warranties.

Fortress represents and warrants to Buyer as follows:

(a)          (i) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of Fortress to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)          The execution and delivery of this Agreement by Fortress and the performance by Fortress of its obligations hereunder have been duly authorized by all requisite action on the part of Fortress, and no other actions or proceedings on the part of Fortress are necessary to authorize the execution and delivery of this Agreement.

(c)          This Agreement has been duly executed and delivered by Fortress and constitutes the valid and binding agreement of Fortress, enforceable against Fortress in accordance with its terms.

(d)          The execution or delivery by Fortress of this Agreement or the performance by Fortress of its obligations under this Agreement will not (i) result in any breach of any provision of Fortress’ certificate of incorporation or bylaws, as amended, (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which Fortress is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of Fortress to perform its obligations under or to consummate the transactions contemplated by this Agreement.

4.	Miscellaneous.

(a)          Entire Agreement. This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.

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(b)          Transaction Costs. Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

(c)          Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

(d)          Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

If to Fortress:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lindsay Rosenwald, M.D.

Email: lrosenwald@fortressbiotech.com

With a copy (which shall not constitute notice) to:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Samuel W. Berry, Esq.

Email: sberry@fortressbiotech.com

If to Buyer:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

A.S. Kumar, Esq.

Global General Counsel

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: as.kumar@cipla.com and cosecretary@cipla.com

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With a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

Nishant Saxena

Global Chief Strategy Officer

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: nishant.saxena@cipla.com

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

Attn: Kenneth A. Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 4(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

(e)          Public Announcements. Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

(f)           Severability. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

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(g)          Assignment. No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

(h)          Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.

(i)           Governing Law. This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.

(j)           Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 4(k), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 4(k) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(k)          Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4(d), or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4(k); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(l)           Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT or the transactions contemplated hereby. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(l).

(m)          Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

(n)          Counterparts; Facsimile Signature. This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. A party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party, promptly deliver to the requesting party an original counterpart of such signature.

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(o)          Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

(p)          Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(q)          Effectiveness. This Agreement shall become effective as of the Effective Date. If the SPMA is terminated in accordance with its terms prior to the First Stage Closing, this Agreement shall automatically terminate. This Agreement shall automatically terminate upon the Second Stage Closing. Notwithstanding the preceding two sentences, this Section 4 shall survive any termination of this Agreement and any breach hereof prior to such termination shall survive such termination. Notwithstanding anything herein to the contrary, the obligations under this Agreement shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which Fortress has been given an Indemnification Notice.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Fortress Biotech, Inc.

By:	/s/ Lindsay A. Rosenwald
Name:	Lindsay A. Rosenwald
Title:	President and CEO

InvaGen Pharmaceuticals Inc.

By:	/s/ Deepak Agarwal
Name:	Deepak Agarwal
Title:	CFO

[Signature Page to Indemnification Agreement]

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